Exhibit 99.1

January 29, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK and ONEOK Partners Fourth-quarter and
Year-end 2013 Conference Call and Webcast Scheduled

2014 Earnings News Releases and Conference Call Schedules Also Announced

TULSA, Okla. – Jan. 29, 2014 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will release their fourth-quarter and year-end 2013 earnings after the market closes on Feb. 24, 2014.

ONEOK’s and ONEOK Partners’ executive management will participate in a joint conference call the following day, Feb. 25, 2014, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time). The call also will be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 877-419-6593, pass code 5357777, or log on to www.oneok.com or www.oneokpartners.com.

What:	ONEOK and ONEOK Partners fourth-quarter and year-end 2013
earnings conference call and webcast

When:	11 a.m. Eastern, Feb. 25, 2014
10 a.m. Central

Where:	1) Phone conference call dial 877-419-6593, pass code 5357777
2) Log on to the webcast at www.oneok.com
3) Log on to the webcast at www.oneokpartners.com

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5357777.

-more-

ONEOK and ONEOK Partners Fourth-quarter and
Year-end 2013 Conference Call and Webcast

2014 News Release, Conference Call and Webcast Schedules

Additionally, conference calls and webcasts for the first, second, third and fourth quarters of 2014 have been scheduled.

•	First quarter 2014: News release issued – May 6, 2014; Conference call and webcast - May 7, 2014;

•	Second quarter 2014: News release issued – Aug. 5, 2014; Conference call and webcast - Aug. 6, 2014;

•	Third quarter 2014: News release issued – Nov. 4, 2014; Conference call and webcast - Nov. 5, 2014;

•	Fourth quarter 2014: News release issued – Feb. 23, 2015; Conference call and webcast - Feb. 24, 2015.

Each quarterly earnings news release will be issued following the close of market on the date indicated.

Each quarterly conference call and webcast will take place at 11 a.m. Eastern Time (10 a.m. Central Time) on the date indicated. Conference call dial-in information will be provided at a later date.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company. We are the general partner and as of Dec. 31, 2013, own 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and
Texas. ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com and www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and
@ONEOKPartners.

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